UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Marathon Petroleum Corporation

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On September 27, 2019, Marathon Petroleum Corporation made the following statement, which will be communicated to its employees and certain external parties.

Marathon Petroleum Responds to Inaccurate, Misleading Letter

As you may have seen in the press, last night, two former board members of Andeavor, which we acquired in late 2018, sent a letter to me and our Board of Directors. Their letter, released simultaneously to the press, endorsed a call earlier this week by Elliott Management to break up Marathon. Additionally, they have called for me to step down.

You should know that the Board and I are committed to doing the right thing for this company and its shareholders. While we know that we have work to do, we believe the letter is grossly misleading and it contains a number of significant inaccuracies. I want you to have the facts.

First, their letter alleges that we were unwilling to meet with them. That is simply untrue. I met with both of them in early August, and our Lead Independent Director Jim Rohr spoke with them in separate telephone conversations after that. In addition, we had a follow up meeting set for September 30, which the individuals cancelled. They did not respond to our offers to reschedule. Our Board and management team puts high value on shareholder engagement and constructive dialogue, which is why we are disappointed the letter is so misleading on this point.

Second, the letter falsely claims that we have failed to capture synergies following the strategic combination with Andeavor. The fact is that we are tracking well ahead of announced synergies targets and are proud of the progress our employees have made over the past year. As noted on our second quarter earnings call, we had achieved roughly $400 million in synergies at that point and are well on track to achieve our target of up to $600 million of annual gross run-rate synergies by year-end 2019, and $1.4 billion by the end of 2021 - a 40 percent increase from our original estimate when our combination with Andeavor was announced.

As regards the call for me to step down, I will always do what’s right for the company and I serve at the pleasure of the Board. Last night in response to media inquiries, our Lead Independent Director Jim Rohr provided the following statement:

“The Board of Directors is firmly and unanimously supportive of Gary Heminger as MPC’s Chairman and CEO, and his track record of delivering value to shareholders and all of the company’s constituencies.”

You should know that MPC's management team and independent Board have a strong track record of taking action to deliver shareholder value. Since becoming an independent company in 2011 and as we stated publicly on Wednesday, MPC has generated total shareholder return of 254%, exceeding the S&P return of 174%. MPC has also returned over $20 billion to shareholders through dividends and share repurchases.

Again, while we know we have a lot of work to do to capitalize on our opportunities, we are committed to working hard to deliver value for our shareholders. Our Board is intensely focused on this goal and always open to shareholder input.

It is unfortunate that last night’s letter paints a distorted picture of MPC and the efforts we collectively have taken to put the company on a good track for the future. We look forward to an open dialogue with our shareholders and to communicating forthrightly with all of our stakeholders as appropriate, including all of you.

Obviously, this situation can present distractions but we hope that you will stay focused on doing what you all do so well. We have a great team and a great future. Thank you for your continued dedication and support.

Sincerely,

Gary R. Heminger
Chairman and Chief Executive Officer

Forward-looking Statements
This statement contains forward-looking statements within the meaning of federal securities laws regarding Marathon Petroleum Corporation (MPC). These forward-looking statements relate to, among other things, MPC's acquisition of Andeavor and include expectations, estimates and projections concerning the business and operations, strategy and value creation plans of MPC. In accordance with "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. You can identify forward-looking statements by words such as "anticipate," "believe," "commitment," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may," "objective," "opportunity," "outlook," "plan," "policy," "position," "potential," "predict," "priority," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company's control and are difficult to predict. Factors that could cause MPC's actual results to differ materially from those implied in the forward-looking statements are set forth under the heading "Risk Factors" in MPC's Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed with the Securities and Exchange Commission (SEC). Copies of MPC's Form 10-K are available on the SEC website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office.

Important Additional Information
MPC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from MPC shareholders in connection with the matters to be considered at MPC’s 2020 Annual Meeting. MPC intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from MPC shareholders. MPC shareholders are encouraged to read any such proxy statement and accompanying white proxy card when they become available as they will contain important information. Information regarding the ownership of MPC’s directors and executive officers in MPC shares, restricted shares and options is included in their SEC filings on Forms 3, 4 and 5. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with MPC’s 2020 Annual Meeting. Information can also be found in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, filed with the SEC, and Current Reports on Form 8-K filed with the SEC. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by MPC with the SEC for no charge on the SEC website, MPC’s website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC’s Investor Relations office.